Exhibit 32.1
Certification of Chief Executive Officer and Principal Financial Officer pursuant to Section
906 of the Public
Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. §1350, as adopted)
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Barry D. Quart, Pharm.D., Chief Executive Officer and Principal Financial Officer of Ardea Biosciences, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned has set his hand hereto as of the 9th day of May, 2008.

/s/ BARRY D. QUART, PHARM.D.
Barry D. Quart, Pharm.D.
Chief Executive Officer and Principal Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Ardea Biosciences, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.